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                               1998 STOCK OPTION PLAN

                                        OF

                                  NURESCELL INC.


     Nurescell Inc., organized under the laws of the State of Nevada (the "Company"), hereby adopts this 1998 Stock Option Plan of Nurescell (the "Plan"). The purposes of this Plan are as follows:

     (1) To further the growth, development, and financial success of the Company by providing additional incentives to its directors, officers, employees, consultants and employees of companies who do business with the Company by assisting them to become owners of capital stock of the Company and thus permitting them to benefit directly from its growth, development, and financial success.

     (2) To enable the Company to obtain and retain the services of the type of directors, officers, employees and consultants considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options, including options that are intended to qualify as "incentive stock options" under section 422A of the Internal Revenue Code of 1986, as amended.



                                ARTICLE I

                               DEFINITIONS


     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural where the context to indicates.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

     "Companion Grant" shall have the definition set forth in Section 4.9 hereof.

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     "Company" shall mean Nurescell Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, options outstanding under the Plan, in a transaction to which Section 425(a) of the Code applies.

     "Director" shall mean a member of the Board.

     "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

     "Incentive Stock Option" shall mean an Option which qualifies under
Section 422A of the Code and which is designated as an Incentive Stock Option by the Committee.

     "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

     "Officer" shall mean an officer of the Company.

     "Option" shall mean an option to purchase capital stock of the Company granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

     "Optionee" shall mean a Director, Officer, Employee or consultant to whom an Option is granted under the Plan.

     "Plan" shall mean this 1998 Stock Option Plan of the Company.

     "Secretary" shall mean the Secretary of the Company.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Termination of Employment" shall mean the time when the employee-employer relationship or directorship between the Optionee and the Company is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422A(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.

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                                  ARTICLE II

                            SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

     The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed Three Hundred and Sixty Thousand (360,000).

SECTION 2.2 - LIMITATION ON INCENTIVE STOCK OPTIONS GRANTS

     Subject to the overall limitations of Section 2.1, the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which "incentive stock options" (within the meaning of Section
422A of the Code) are exercisable for the first time by any Director, Officer, Employee or consultant of the Company in any calendar year (under the Plan and all other incentive stock option plans of the Company) shall not exceed $100,000 plus any unused limited carryover to such year.

SECTION 2.3 - UNEXERCISED OPTIONS

     If any Option expires or is canceled without having been fully exercised, the number of shares subject to such option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Sections 2.1 and 2.2.

SECTION 2.4 - CHANGES IN COMPANY'S SHARES

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number of kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Sections 2.1 and 2.2 on the maximum number and kind of shares which may be issued or exercise of Options.


                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

     Any Director, Officer, Employee or consultant to the Company shall be eligible to be granted Options, except as provided in Sections 3.2. However, no Incentive Stock Option shall be granted


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to any Director or other person who is not an Employee of the Company.

SECTION 3.2 - QUALIFICATION OF INCENTIVE STOCK OPTIONS

     No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock options" under Section 422A of the Code.

SECTION 3.3 - GRANTING OF OPTIONS

     (a)  The Committee shall from time to time, in its absolute discretion:

          (i) Determine which individuals are Directors, Officers, Employees or consultants and select from among the Directors, Officers, Employees or consultants (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

         (ii) Determine the number of shares to be subject to such Options granted to such selected Directors, Officers, Employees or consultants, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options, whether stock appreciation rights should be granted for all or part of the Options granted; and

        (iii) Determine the terms and conditions of such Options, consistent with the Plan.

     (b) Upon the selection of a Director, Officer, Employee or Consultant to be granted an Option, the Committee shall instruct an officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Non-Qualified Option to a Director, Officer, Employee or consultant that the Optionee surrender for cancellation some or all of the unexercised Non-Qualified Options which have been previously granted to him. A Non-Qualified Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Non-Qualified Option, may cover the same (or a lesser or greater) number of shares as the surrendered Non-Qualified Option, may contain such other terms as the Committee deems appropriate and provide that the new Non-Qualified Stock Option be exercisable in accordance with its terms, without regard to the number of shares, price, option period, or any other term or condition of the surrendered Non-Qualified Option.


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                                 ARTICLE IV

                               TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

    Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422A of the Code.

SECTION 4.2 - OPTION PRICE

    (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share of shares subject to an Incentive Stock Option shall be not less than 100% of the fair market value of such shares on the date such Option is granted, or 110% of the fair market value of the Optionee holds 10% or more of the Company's Common Stock, and that the price per share of shares subject to a Non-Qualified Option shall not be less than 85% of the fair market value of such shares on the date such Option is granted.

    (b) For purposes of the Plan, the fair market value of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

    (a) Subject to the provisions of Section 4.3(b) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as shall be provided in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate a accelerate time at which such Option or any portion thereof may be exercised.


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SECTION 4.4 - EXPIRATION OF OPTIONS

    (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

         (i) The earlier of the expiration of ten years from the date the Option was granted (five years if the Optionee holds at the time of grant 10% or more of the Company's Common Stock) or the expiration of three years from the date of the Optionee's death; or

         (ii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of twelve (12) months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said twelve (12) month period; or

         (iii) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three years from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-year period.

    (b) Subject to the provisions of Section 4.5, the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

SECTION 4.5 - RESERVATION OF RIGHTS

    Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Employee-Option any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

    In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section

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425(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.


Section 4.7 - Merger Consolidation, Acquisition, Liquidation or Dissolution

     The Committee shall provide by the terms of each Option that, upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, such Option shall be assumed or an equivalent option substituted by any successor corporation of the Company. The Committee may also, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation, or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3, and or any installment provisions of such Option.


                                  ARTICLE V

                            EXERCISE OF OPTIONS


Section 5.1 - Person Eligible to Exercise

     During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable, be exercised by his or her personal representative or by any person empowered to do so under the decreased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2 - Partial Exercise

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable, such Option or portion thereof may be exercised in whole or in part; provided, however that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Options, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such


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portion becomes unexercisable under Section 4.4:

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

     (b)  (i)   Full payment (in cash or by check) for the shares with
     respect to which such Option or portion is thereby exercised; or

          (ii) Shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2 (b)) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised, or options duly endorsed having an aggregate value (measured by the difference between fair market value of the Shares and the Option price) equal to the aggregate Option price of the Shares with respect to which such Option or portion thereof is thereby exercised; or

          (iii) With the consent of the Committee, a promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii), and (iii); and

     (c) Such representations and documents as the committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


Section 5.4 - Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then


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been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (c) The payment to the Company of all amounts which it is required to withhold under federal, state, or local law in connection with the exercise of the Option; and

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.5 - RIGHTS AS SHAREHOLDERS

     The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.6 - TRANSFER RESTRICTIONS

     The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Director, Officer, Employee or Consultant to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Director, Officer, Employee or Consultant. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

SECTION 5.7 - WITHHOLDING TAX

     Should any amount be required to be withheld for payment of taxes under the Code from an

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Optionee with respect to the exercise of any Option, Optionee in his or her discretion may pay such withholding tax in shares of the Company's Common Stock, at the fair market value of such Common Stock on the date of payment.

SECTION 5.8 - REPORTS

     The Company shall provide annually to each Optionee a copy of the Company's financial statements.

                                  ARTICLE VI

                                ADMINISTRATION

SECTION 6.1 - STOCK OPTION COMMITTEE

     The Stock Option Committee shall consist of at least two Directors, appointed by and holding office at the pleasure of the board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt or amend such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee may accelerate the exercise date of any option and determine the right of any person to exercise the rights on behalf of any Optionee. Any such interpretations and rules in regard to Incentive Stock Options and/or Rule 701 promulgated under the Securities Act and Section 25012(o) of the California Corporation Code shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422A of the Code and/or Options pursuant to Rule 701 and
Section 25102(o). In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

SECTION 6.3 - MAJORITY RULE

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.


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SECTION 6.4 - COMPENSATION: PROFESSIONAL ASSISTANCE: GOOD FAITH ACTIONS

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or in good faith shall be final and binding upon all Optionees, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.


                               ARTICLE VII

                            OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 - AMENDMENT SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the board or the Committee. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

     (a)  The expiration of ten years from the date the Plan is adopted; or

     (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.


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SECTION 7.3 - APPROVAL OF PLAN BY SHAREHOLDERS

     This Plan will be submitted for the approval of the Company's Shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Incentive Stock Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees or consultants of the Company or
(b) to grant or assume options otherwise than under this Plan in connection with any proper grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise of the business, stock, or assets of any corporation, firm, or association.

SECTION 7.5 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


                                     * * * *

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Nurescell Inc. on Jun/15/1998, 1998.
                                  -----------

     Executed on this 31 day of Jul., 1998.
                      --        ---


                                              /s/ [Illegible]
                                             --------------------------------
                                                Secretary & President

Corporate Seal


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